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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-3 dated February 14, 1997 of our report dated February 12, 1997 on our audits of the consolidated financial statements and the financial statement schedule of First Industrial, L.P. and the combined financial statements of the Contributing Businesses and the incorporation by reference in this registration statement on Form S-3 of our report dated March 15, 1996, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. and the combined financial statements of the Contributing Businesses which is included in the 1995 Annual Report on Form 10-K, and our report dated May 13, 1996 on our audits of the combined historical statements of revenues and certain expenses of First Highland Properties and the Other Acquisition Properties which is included in the Form 8-K/A No. 1 filed May 17, 1996, and our report dated February 11, 1997, on our audit of the combined historical statement of revenues and certain expenses of the Acquisition Properties which is included in the Form 8-K filed February 12, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /S/ COOPERS & LYBRAND L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Chicago, Illinois
February 14, 1997